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                                                                EXHIBIT 10.1(b)
                              EMPLOYMENT AGREEMENT

         AGREEMENT made as of the 1st day of July, 1999 between International Sports Wagering Inc., a Delaware corporation (the "Corporation"), and Barry Mindes ("Employee").

                              W I T N E S S E T H:

         WHEREAS, the Employee is the founder of the Corporation;

         WHEREAS, the Corporation is in the business of developing, producing, marketing, licensing and servicing computerized sports wagering systems;

         WHEREAS, the Corporation desires to employ Employee as its Chairman of the Board and Employee desires to serve the Corporation in such capacity; and

         WHEREAS, the Corporation desires to provide certain benefits to the Employee upon termination of this Agreement, as herein provided.

         NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

         1. EMPLOYMENT. Subject to the terms and conditions herein contained, the Corporation hereby employs Employee as its Chairman of the Board and Employee hereby agrees to serve the Corporation in such capacity.

         2. DUTIES.

         (a) Employee agrees, during the Term (as hereinafter defined), to devote his full business attention and best efforts to the business of the Corporation and to perform such duties of an executive and administrative nature


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as the Board of Directors of the Corporation, acting reasonably, shall assign or direct, consistent with his status and position as Chairman of the Board, including, without limitation, such duties as would typically be performed by persons holding similar positions in other companies.

         (b) Employee shall conduct himself at all times in a manner consistent with his position with the Corporation.

         3. TERM.

         (a) The term of Employee's employment (the ""Term") shall commence as of July 1, 1999 and shall terminate on June 30, 2000 subject to earlier termination only (i) in the event of Employee's death; (ii) at the option of the Corporation, in the event of disability (as hereinafter defined) for 90 consecutive working days or an aggregate of 120 working days during any consecutive six month period during the Term; (iii) for cause; or (iv) as provided in Sections 5.2 and 7.

         (b) For the purpose of this Agreement, "disability" shall mean any injury or any physical or mental condition or illness which shall render Employee unable to perform his duties in accordance with this Agreement.

         4. COMPENSATION AND BENEFITS. As compensation for all duties to be rendered by Employee to the Corporation in all capacities, the Corporation shall pay to Employee during the Term a minimum of the following, payable in accordance with the standard payroll practice of the Corporation:

         4.1. The Employee shall receive a base salary of not less than $170,000 per annum.

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         4.2. In addition, Employee shall be entitled to receive (a) such salary increases, bonuses or other incentive compensation as may be approved by the Board of Directors; (b) six weeks vacation during each year of the Term; (c) such health insurance as the Corporation may from time to time provide to all other executive employees; (d) such life insurance as the Corporation may provide to all other executive employees: (e) such other fringe benefits as the Corporation may provide to its employees; and (f) at the Corporation's expense, the use of a leased automobile plus all expenses of operating such automobile, including but not limited to insurance and maintenance costs.

         4.3. Notwithstanding the provisions of Section 4.2, in lieu of participating in the health insurance program provided by the Corporation for the benefit of all of its employees, the Employee may elect to participate in other health insurance (and/or Medicare) and in such case the Corporation shall pay or reimburse the Employee, upon presentation of invoices therefor, for (i) any deductible or copayments required to be paid by the Employee, (ii) any health or hospitalization costs not reimbursed to the Employee by such other health insurance (and/or Medicare) and (iii) the premiums for the Employee's existing life insurance policies in amount of $200,000; provided that the aggregate payment or reimbursement per annum to which the Employee shall be entitled for all of the foregoing benefits set forth in this Section 4.3 shall be $13,400.

         5. REQUIRED RELOCATION.

         5.1. During the Term, the Corporation shall not require the Employee to relocate outside of the New York City/New Jersey metropolitan area (the "Area").

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         5.2. In the event that prior to the end of the Term of this Agreement, the Corporation requires the Employee to relocate outside the Area and the Employee elects in his discretion, not to do so, the Employee may voluntarily leave the employ of the Corporation and in such event the Corporation shall pay to the Employee (i) his base salary until the end of the Term; (ii) all benefits provided in Section 4.2, 4.3 and 8; and (iii) the Severance Benefits provided in
Section 6.

         5.3. Notwithstanding the foregoing, the Employee may be required to travel away from his home for reasonable periods of time in fulfillment of his responsibilities for the Corporation.

         6. SEVERANCE BENEFITS.

         Upon expiration of the Term of this Agreement on June 30, 1999 or earlier if as a result of the death or disability of the Employee, or as provided in Section 5.2 or as a result of a Change of Control, other than for cause, the Corporation shall pay to the Employee (or the Employee's estate (if the Agreement is terminated as a result of the Employee's death), the following:

         (a) The Employee's base salary, as provided in Section 4.1, for a period of one year, payable in accordance with the standard payroll practice of the Corporation; and

         (b) For a period of one year, the benefits provided in Section 4.2(c),
(d), (e) and (f), Section 4.3 and Section 8.

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         7. CHANGE OF CONTROL.

         7.1 In the event of a "Change of Control" (as hereafter defined) during the Term the Employee shall be entitled, at his option, which option shall be exercised by giving not less than 60 days' prior written notice to the Corporation, to terminate this Agreement. Whether the Employee terminates this Agreement, or this Agreement is terminated by the Corporation, after a Change in Control, for any reason whatsoever other than for cause, the Employee shall be entitled to the following:

         (a) If the termination is during the Term, the Employee shall be entitled to continued payment of his base salary and benefits as provided in Sections 4.1, 4..2, 4.3 and 8 until June 30, 2000.

         (b) The Employee shall be entitled to the Severance Benefits provided in Section 6.

         (c) "Change of Control" shall mean, if any person, or any two or more persons acting a group, and all affiliates of such person or persons, who prior to such time beneficially owned (as defined in Rule 13d-3 under the Securities and Exchange Act of 1934 (the "Exchange Act") less than 50% of the then outstanding Common Stock of the Corporation, shall acquire additional shares of Common Stock in one or more transactions or series of transactions, such that following such transaction or transactions, such person or group and affiliates beneficially own 50% or more of the Common Stock outstanding.

         8. REIMBURSEMENT OF EXPENSES. The Corporation shall reimburse Employee for all reasonable business expenses paid or incurred by him on behalf of the

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Corporation, including, but not limited to, travel and entertainment expenses, that he shall incur during the Term in connection with the performance of his duties hereunder; provided that he submits, in a timely manner, receipts or other expense records in such detail as may be required by the Corporation.


         9. NO CONFLICTING COMMITMENTS.

         Employee represents and warrants that he has no commitments or obligations of any kind whatsoever inconsistent with this Agreement which would impair, infringe upon or limit his ability to enter into this Agreement or to perform the services required of him hereunder.

         10. PROPRIETARY INFORMATION. Prior to the execution of this Employment Agreement, Employee has signed a Proprietary Information Agreement the terms of which shall continue in full force and effect.

         11. ENTIRE AGREEMENT. This Agreement embodies the entire understanding and agreement of the parties hereto in relation to the subject matter hereof, and no promise, condition, representation or warranty, express or implied, not herein set forth shall bind any party hereto. None of the terms and conditions of this Agreement may be changed, modified, waived or cancelled orally or otherwise except in a writing signed by both the parties hereto, specifying such change, modification, waiver or cancellation. A waiver at any time of compliance with any of the terms and conditions of this Agreement shall not be considered a modification, cancellation or waiver of such terms and conditions of any preceding or succeeding breach thereof unless expressly so stated.

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         12. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

         13. GOVERNING LAW. This Agreement shall be governed by the internal laws of the State of New Jersey without regard to principles of Conflicts of law.

         14. NOTICES. Any notice or other communication required or desired to be given shall be in writing and shall be sent by registered or certified mail return receipt requested or by express mail. Each such notice shall be deemed given at the time it is mailed in any post office maintained by the United States to the following respective addresses, which either party may change as to such party upon ten (10) days' notice to the other.

                           To the Corporation:
                                    International Sports Wagering Inc.
                                    201 Lower Notch Road (Suite 2A)
                                    Little Falls, New Jersey 07424
                                    Attn: President

                           With a copy to:

                                    Richard M. Hoffman, Esq.
                                    Friedman Kaplan & Seiler LLP
                                    875 Third Avenue
                                    8th Floor
                                    New York, NY  10022-6225

                           To Employee:

                                    Mr. Barry Mindes
                                    32 Heights Road
                                    Wayne, NJ 07470

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         15. EXTRAORDINARY RELIEF. Employee acknowledges and agrees that irreparable damage will result to the Corporation in the event of a breach of the Proprietary Information Agreement. Accordingly, Employee agrees that the Corporation shall be entitled to enforce its rights under said Proprietary Information Agreement, in the event of a breach or threatened breach thereof, in the court of equity, and shall be entitled to a decree of specific performance or appropriate injunctive relief. Such remedies shall be cumulative and not exclusive and shall be in addition to any other rights or remedies available to the Corporation.

         16. INVALIDITY. Any provision of this Agreement found to be prohibited by law shall be ineffective as written without invalidating the remainder of this Agreement and shall be deemed amended to the fullest extent allowable by applicable law to effectuate the purposes of said provision.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                            INTERNATIONAL SPORTS WAGERING INC.

                                            By: /s/ Bernard Albanese
                                                -------------------------------
                                                President


                                                EMPLOYEE:



                                                /s/ Barry Mindes
                                                -------------------------------
                                                Barry Mindes

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